Exhibit 10-C-8


                         AMENDMENT OF FORD MOTOR COMPANY
                         SUPPLEMENTAL COMPENSATION PLAN


Partial Termination of Plan
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     1. Subject to approval of the stockholders of the Company, the Ford Motor
Company Supplemental Compensation Plan adopted in 1955, as amended (the "1955 Plan"), is hereby terminated effective as of May 14, 1998 (the "Effective Date"), except as hereinafter provided, and no further awards shall be made under the 1955 Plan.

Definitions
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     2. As used in this Amendment, terms that are not defined herein shall have the meanings ascribed to them in the 1955 Plan.

Payment of Previous Awards
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     3. Subject to the provisions contained in Paragraphs 4 and 5 hereof, with respect to the payment in stock or cash of all or part of certain "contingent credits" (as such term is used in the 1955 Plan) and/or other outstanding unpaid amounts of supplemental compensation and earnings thereon ("other deferred amounts") deferred under the Company's Deferred Compensation Plan (the "DC Plan"), each award and each installment of contingent credits or other deferred amounts which shall not have been paid prior to the Effective Date, shall continue to be payable, and shall be paid, in the manner and subject to all of the terms and conditions provided in the 1955 Plan and the DC Plan, as applicable, and all of the provisions of the 1955 Plan necessary or desirable to carry out the intent of this Paragraph 3 are hereby continued in effect for such purpose, it being understood that no Employee or other person shall have under any circumstances any interest, vested or contingent, in any particular share of stock, property or asset of the Company or of any Eligible Subsidiary by virtue of any award of supplemental compensation or any contingent credit or other deferred amounts.

The Reserve
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     4. As of the Effective Date, the Reserve shall be debited by an amount equal to the total amount of the Reserve on such date and a corresponding amount shall be credited to the income of the Company. In the event that any debit to the Reserve is required to be made after the Effective Date under the 1955 Plan, the aforementioned debit shall constitute full compliance with and satisfaction of such requirement.




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Continuation in Effect of
Other Provisions of the 1955 Plan
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     5. In addition to the provisions of the 1955 Plan which are continued in effect by Paragraph 3 hereof, Paragraphs 4 and 5 (except as such Paragraphs are amended by Paragraph 4 hereof) and Paragraphs 15, 16, 17, 18, 19, 20, 21, 22, 23 and 24 of the 1955 Plan are hereby continued in effect, except that no amendment, modification, suspension or termination of the 1955 Plan, as hereby amended, after the Effective Date shall affect any right or obligation with respect to any award made prior to such date.